EXHIBIT 4.38



                            COLLATERAL LOAN AGREEMENT
                            FOR LOAN NO. 000-ADTM-TD5



This COLLATERAL LOAN AGREEMENT (the "Agreement"), dated this 11th day of August, 2000, is entered into between Adatom.com, Inc., a Delaware corporation with a principal address at 920 Hillview Court, Suite #190, Milpitas, California 95035 (the "BORROWER"), represented by Rich Barton, President, and TRICORP FINANCIAL, INC., a Delaware corporation (the "LENDER") represented by Charles J. Kerns, Sr. and Alvin Hayes, with a principal address at 222 Lakeview Avenue, Suite 1330, West Palm Beach, Florida 33401.

This Agreement supplants in its entirety any and all earlier Agreements between the parties.

In consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.       LOAN STRUCTURE

         a. Subject to the terms and conditions hereinafter set forth, the LENDER agrees to advance two million United states dollars ($2,000,000.00 USD) on four million (4,000,000) shares of
                  Restricted 14 Class A common stock of Adatom, Inc., CUSIP #00650Q-10-5, with symbol ADTM (the "STOCK").
         b. LENDER will advance funds under the Loan to the BORROWER in two payments:
                           1) The first loan advance for fifty percent (50%) of the Loan amount will be made within five (5) business days of the later of the delivery of the STOCK and the corollary documents, or execution of this Agreement; and
                           2) The second and final loan advance for the other fifty percent (50%) of the Loan amount will be made within five (5) business days of the date of the first payment.
         c.       The  BORROWER's  obligation  to  repay  the  advance  shall be evidenced by a promissory note(s) in the form of Exhibit A attached hereto (the "Note"). The Note(s) shall be executed by BORROWER and delivered to the LENDER via courier upon notification by the LENDER that good funds are available to advance the Loan
         d. To secure its obligations under the Loan, Rich Barton hereby grants LENDER a Security Interest in the STOCK. The STOCK shall be held by the LENDER for the duration of the Loan.
         e. LENDER will issue a safekeeping receipt guaranteeing the return of the STOCK upon repayment of the credit line without any liens or encumbrances.
         f. The credit line may be used to arbitrage cash, but, if so, an amount will be invested to insure the availability of funds to repay the credit line at all times.
         g. Return of the STOCK is subject to repayment of the Loan Principal and accrued interest and is forfeited if there is a Default as specified in the Note.
         h. In addition to the share certificate(s), the BORROWER will deliver a "blank" stock power, one for each certificate, with medallion signature guarantee, a corporate resolution, and requisite corollary documents to complete the transaction.
         i. All parties understand and agree that the STOCK is subject to a Rule 145 restriction and legend as well as a "hold back" restriction under a subscription agreement which is also legended on the share certificate(s). However, it has been represented that there are no other restrictions, whether legended or not, that apply to the STOCK.


LENDER_______                                                     BORROWER______

                               Page 1 of 5 Pages

         j. This Agreement, the Promissory Notes, and the other documents specified in this section constitute the "LOAN DOCUMENTS."

2.       LOAN DISBURSEMENTS

         a. The Loan will be disbursed in two payments as discussed in LOAN STRUCTURE #1a.
         b. All loan proceeds shall be wired directly to the BORROWER based on wiring instructions provided by the BORROWER to the LENDER, without offset of any charges, expenses, commissions, or other deductions, other than the agreed upon fees.
         c.       Loan proceeds  shall be  immediately  available  funds for the
                  BORROWER.
         d. The delivery of the Promissory Note(s) to LENDER shall be a Condition Precedent to advancement of the funds by the LENDER.
         e. In the event the LENDER does not make the Loan advance, the BORROWER's sole and exclusive remedy shall be to demand an immediate return of any Certificate(s), Stock Power(s) and the Promissory Note(s). LENDER shall comply within five (5) business days.

3.       PROMISSORY NOTES

         a. The STOCK pledged under this Agreement will be held as collateral as long as there is any principal or interest outstanding under the Promissory Note(s).
         b. Upon satisfaction of all principal and interest under the Note(s), the LENDER will deliver any LOAN DOCUMENTS, other than the LENDER's copy of the Agreement, including any Certificates, Stock Powers or other documents related to the STOCK to the BORROWER.
         c. The LENDER shall give written notice of any Loan default to the BORROWER in accordance with this Agreement and if BORROWER shall fail to cure within ten (10) days after notice, then may sell, assign, hypothecate or otherwise dispose of the STOCK as provided in the Promissory Note(s).
         d. The LENDER accepts no responsibility for the value obtained through the disposition of the STOCK under any lawful means; however, any value obtained in excess of the default amount, including reasonable attorney's fees and costs of disposing of such collateral, shall be returned to the BORROWER.
         e. The STOCK shall constitute the entire collateral used to procure the Loan, and the LENDER shall be limited to liquidation of the STOCK upon an Event of Default as defined in the Promissory Note(s) to the extent necessary to satisfy the default.
         f. The LENDER shall have no other recourse to other assets, guarantees, or assignments of interest of the BORROWER, i.e., this Loan is "non-recourse" as to any assets of the BORROWER, other entity, or individual beyond the STOCK.

4.       LOAN CLOSING

         The Closing shall take place on the later of the delivery of an executed Agreement or the receipt of the STOCK and all other forms in the account designated by the LENDER.

5.       USE OF STOCK
         a. The STOCK shall be used as collateral to establish a line of credit through the credit facility provider. The STOCK will not be otherwise encumbered in any other manner while on deposit as collateral for this Loan.
         b. While the STOCK is on deposit, Rich Barton shall retain all voting and dividend rights incident to its ownership, except for cash or stock dividends in excess of the Loan Amount.

LENDER_______                                                     BORROWER______

                               Page 2 of 5 Pages

         c. The Stock shall remain on deposit in the LENDER's account at all times, unless returned directly to the BORROWER under the Agreement, or to the LENDER due to an Event of Default as defined in the Note.
         d. The credit line may be used to arbitrage cash, i.e., lease a multiple of the credit line; but, in all cases, sufficient cash shall be invested in a risk free manner to enable repayment of the credit line to allow release of the STOCK at any time.
         e. The LENDER warrants and represents that the STOCK will not be used in any manner other than as collateral; and, that it will not be subject to any other liens or encumbrances, other than its use as collateral to establish the initial credit line; and, the LENDER accepts full and complete responsibility for return of the STOCK upon satisfaction of the Loan by the BORROWER.

6.       BORROWER'S REPRESENTATIONS AND WARRANTIES

         In order to induce the LENDER to advance funds against the Promissory Note(s), the BORROWER makes the following representations and warranties to the LENDER, which representations and warranties shall be unaffected by any investigation heretofore or hereafter made by LENDER and shall survive the closing of the transactions contemplated hereby:

         a. BORROWER has all requisite power and authority to enter into this Agreement and the other LOAN DOCUMENTS, including, without limitation, the Promissory Notes, and to carry out the transactions contemplated hereby.
         b. BORROWER warrants and represents that it is not now insolvent, bankrupt, or contemplating bankruptcy; or, that there are no bankruptcy or undisclosed material claims filed or threatened against BORROWER, whether judged with or without merit by the BORROWER, or aware of other impediments to the sale or transfer of the STOCK.
         c. The execution and delivery of this Agreement, the Promissory Note(s) and the other LOAN DOCUMENTS and instruments to be executed and delivered by the BORROWER are not subject to any authorization not herein contemplated, subject to recall, restriction on voting, use, or other limitations.
         d. The Agreement constitutes, and when executed and delivered, the Promissory Note(s) and other LOAN DOCUMENTS, will constitute valid binding agreements of the BORROWER, enforceable in accordance with their respective terms, except such as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally.
         e. Neither the execution and delivery of this Agreement, the Promissory Note(s) or the other LOAN DOCUMENTS and instruments to be executed and delivered by BORROWER pursuant hereto, nor the consummation by BORROWER of the transactions contemplated hereby, will require any authorization, consent, approval, exemption or other action by, or notice to, any governmental entity except as specifically provided herein.
         f. BORROWER has no material tax deficiencies, federal, state, foreign, county, local and other, which would or could affect the solvency, financial status of, or otherwise compromise BORROWER in its ability to transfer the STOCK.
         g. To the best of its knowledge, the information supplied by BORROWER to the LENDER (verbally and in writing) contained no untrue statement of material fact or omits or shall omit a material fact, which would make such statements misleading. All statements and information contained in any certificate, instrument, schedule or document delivered by BORROWER shall be deemed representations and warranties made by BORROWER.


LENDER_______                                                     BORROWER______

                               Page 3 of 5 Pages

7.       CONDITIONS PRECEDENT TO LENDER'S OBLIGATIONS

         The obligation of LENDER to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions (any one or more of which may be waived by LENDER):

         a. BORROWER will have performed all obligations and complied with all conditions required to be performed or complied with by BORROWER at or prior to the Closing.
         b. The representations and warranties of BORROWER made herein shall be true and correct in all material respects as of the Closing.
         If any of the conditions contained in this paragraph shall not have been satisfied (or waived), then LENDER may cancel and terminate this Agreement.

8.       AMENDMENT AND WAIVER

         This Agreement may be amended, or the terms hereof waived, only in writing executed by the parties sought to be changed thereby.

9.       NOTICES

         All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered by hand or facsimile transmission or if deposited with a recognized overnight delivery service (with receipt) addressed as follows:

              If to LENDER at:      222 Lakeview Avenue, Suite 1330
                                    West Palm Beach, Florida  33401
                                    Attn:    Charles J. Kerns, Sr./Alvin Hayes

              If to BORROWER at:    920 Hillview Court, Suite 190
                                    Milpitas, CA  95035
                                        ATT:     Rich Barton, President

or, at such other address as may hereafter be designated by a party by notice given hereunder.

10.      GOVERNING LAW

         This Agreement shall be governed by the laws of the State of Delaware without regard to any provisions for conflicts of law.

11.      BINDING EFFECT

         This Agreement binds, and shall inure to the benefit of, the parties and their respective successors and assigns.

12.      COUNTERPARTS AND FACSIMILE SIGNATURES

         This Agreement may be signed in any number of counterparts, each of which shall be deemed an original but together one and the same document. The parties agree that facsimile signatures shall be deemed an original.


LENDER_______                                                     BORROWER______

                               Page 4 of 5 Pages

13.      ENTIRE AGREEMENT

         This Agreement and the other LOAN DOCUMENTS constitute the entire agreement of the parties with respect to the subject matter hereto and supersedes any prior or contemporaneous understandings or agreements.

14.      TIME OF ESSENCE

         Time is specifically declared to be of the essence in the performance by BORROWER and LENDER of their respective duties and responsibilities under this Agreement.

15.      ATTORNEYS' FEE

         If any legal action is brought for the enforcement of any of the provisions in this Agreement, or because of an alleged dispute, breach, default, or misrepresentation, the prevailing party or parties shall be entitled to recover its or their actual attorneys' fees and other costs incurred in the action, and in addition to any other relief that may be granted by the court.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the day and year first above written.



BY THE LENDER:                              WITNESS/ATTEST:



----------------------------------          ----------------------------------
Charles J. Kerns, Sr., President            By:

BY THE BORROWER:                            WITNESS/ATTEST:
ADATOM, INC.





LENDER_______                                                     BORROWER______

                               Page 5 of 5 Pages

                                    EXHIBIT A
                                 PROMISSORY NOTE



Principal Amount:    $2,000,000.00 USD                   Dated:  August 11, 2000
Maturity Date:       August 14, 2001                         Loan # 000-ADTM-TD5
SSN/EIN:             43-1771999



For value received, Adatom.Com, Inc., a Delaware corporation with an address at 920 Hillview Court, Suite #190, Milpitas, California 95035 (the "MAKER") promises to pay TRICORP FINANCIAL, INC. (together with all subsequent holders in due course) at principal address at 222 Lakeview Avenue, Suite 1330, West Palm Beach, Florida 33401 (the "HOLDER"), the principal sum of two million United States dollars ($2,000,000.00 USD) with interest from the date hereof at the rate of nine point five zero percent (9.50% or .0950) simple interest per annum on the terms hereinafter set forth.

This Promissory Note (the "NOTE") is issued under the terms of a Collateral Loan Agreement (the "AGREEMENT") dated as of August 11, 2000 between MAKER and HOLDER, or as amended from time to time by written agreement signed by both these parties, the terms of which are incorporated herein by reference.

1.       PAYMENT TERMS

         PRINCIPAL
         a.       The loan period is for one (1) year.
         b. The loan period can be extended with the approval of the HOLDER

         INTEREST
         a.       Interest is due each month in arrears.
         b. Interest is calculated by dividing the total interest for one year by 12.

         All amounts are stated and payable in United States Dollars.

2.       NO DEDUCTION OR SET-OFF

         The principal and interest shall be payable without set-off or deduction, unless specifically added by addendum to this NOTE, at the address of the HOLDER set forth in the heading hereof, or at such other place as HOLDER may designate in writing.

3.       PREPAYMENT

         a. The MAKER may prepay any and all principal at any time with no fees or penalties.
         b. If loan is prepaid, all interest stops as of the date of prepayment.

4.       EVENTS OF DEFAULT

         The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

         a. MAKER shall have made an assignment for the benefit of creditors or composition with creditors; or is unable or admits in writing its inability to pay its debts as they mature; or any proceeding relating to MAKER under any
                  bankruptcy,     bankruptcy    reorganization,


HOLDER_______                                                        MAKER______
                  arrangement, readjustment or debt, receivership, dissolution liquidation law or statute of any jurisdiction, whether now or hereafter in effect is commenced by or against MAKER;

         b. Any representation or warranty made by MAKER in the AGREEMENT shall be false or misleading in material respect; or

         c. MAKER shall breach or fail to take any actions required, obligated, or necessary to maintain or fulfill the AGREEMENT; or

         d. MAKER shall fail to make a timely interest payment or principal repayment. "Timely" shall mean within ten (10) calendar days of when it was due.

5.       ACCELERATION AND REMEDIES

         Should any Event of Default occur hereunder and should MAKER fail to cure such default within ten (10) days after notice from HOLDER of such default, then HOLDER, at its option and without further notice to MAKER, unless expressly required elsewhere, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by MAKER hereunder with interest accrued thereon at the Default Rate as set forth herein; and, payment thereof may be enforced by liquidating the collateral. "Liquidation" shall mean the HOLDER may dispose of the Stock by any means to satisfy the MAKER's obligation. "Dispose of the Stock by any means" includes: sale, assignment, hypothecation, transfer, or any other method. If HOLDER employs counsel to enforce this NOTE to ensure title and liquidation of the collateral, such cost shall be taken out of any proceeds obtained in such liquidation. HOLDER, after deducting said interest, late fees, principal repayment amount, legal charges, other costs associated with the liquidation, or other costs shall refund any excess monies to the MAKER. "Monies" shall be interpreted strictly as cash receipts realized by the HOLDER. The definition shall not include non-monetary benefits, credit lines, or other benefits which the HOLDER may enjoy from deployment of such collateral.

         Any collateral held under the Collateral Loan Agreement may be sold, assigned, hypothecated, or otherwise disposed of to recover amounts enumerated above.

         The HOLDER accepts no liability as to price, purchaser, or other considerations in the disposition of such collateral and the MAKER waives any right through arbitration or legal remedy to seek to make HOLDER accountable for such.

6.       NON-RECOURSE

         The HOLDER acknowledges the sufficiency of the collateral, i.e., the Stock, as adequate and sufficient for the principal amount advanced to the MAKER and the HOLDER is precluded and estopped from making any and all claims against the MAKER for other assets, guarantees, or actions against any individual, corporation or entity for recovery of any amounts owed to the HOLDER, except in the fraudulent inducement, incomplete conveyance of the Stock such that the HOLDER, after an Event of Default, is unable to liquidate such Stock; or, material misrepresentations and invalid warranties of the MAKER which caused the HOLDER to enter into the transaction.

7.       CONSENT TO WAIVERS

         MAKER and all endorsers, sureties, and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by HOLDER with respect to the payment or other provisions of this NOTE, and to release of the collateral or any part thereof, with or without substitution.


HOLDER_______                                                        MAKER______

8.       PARTIAL INVALIDITY

         If any provision of this NOTE is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this NOTE shall remain in full force and effect and shall be liberally construed in favor of HOLDER in order to effect the provision of this NOTE.

         In addition, in no event shall the rate of interest exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to MAKER. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding and shall be applied in such order as HOLDER may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the said sums outstanding shall be refunded in cash by HOLDER. MAKER agrees, however, that in determining whether or not any interest payable under this NOTE exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, shall be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

9.       WAIVER BY HOLDER

         HOLDER shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by HOLDER, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

10.      GOVERNING LAW

         This instrument shall be governed by and construed according to the laws of the State of Delaware.

11.      PARTIES

         Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the word "HOLDER" and "MAKER" shall be deemed to include the respective successors and assigns of HOLDER and MAKER.

IN WITNESS WHEREOF, MAKER has hereby executed this NOTE on the day and year first above written.



ADATOM, INC. (MAKER)                          ATTEST:



----------------------------------            ----------------------------------
Rich Barton, President                        By:

CORPORATE SEAL






HOLDER_______                                                        MAKER______

                           ADDENDUM TO PROMISSORY NOTE



1.       PREPAYMENT OF INTEREST

         a. The MAKER may, by its own choice, prepay any and all interest as calculated in the Promissory Note. If MAKER chooses at any date to prepay any portion of the interest which is calculated to accrue on the principal over the one year life of the loan, HOLDER agrees the amount of interest paid will no longer become due at the requisite date as calculated in the NOTE. HOLDER agrees the interest payment obligations of MAKER will be fulfilled as to the amount of interest paid.

         b. HOLDER agrees MAKER will not be in default of the NOTE after MAKER chooses to prepay any amount of interest on the principal.

         c. HOLDER agrees MAKER may prepay any and all interest at any time with no fees or penalties.

         d. Entire principal is due at the maturity date if interest payments have been prepaid or made on a timely basis in accordance with Exhibit A, Section 1 of the Promissory Note.